EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer:  Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  August 28, 2014

Issuer Name and Ticker or Trading Symbol:  First BanCorp. [FBP]

/s/ Michael P. Harmon
Michael P. Harmon

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Brian D. Beck
	Name:	Brian D. Beck
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Assistant Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Brian D. Beck
	Name:	Brian D. Beck
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Assistant Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Brian D. Beck
	Name:	Brian D. Beck
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Brian D. Beck
	Name:	Brian D. Beck
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Assistant Vice President